    As filed with the Securities and Exchange Commission on November 27, 2000

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                                 MANGOSOFT, INC.
--------------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

                Nevada                                87-0543565
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    (State or other jurisdiction of                (I.R.S. Employer
     incorporation of organization)              Identification No.)

             1500 West Park Drive, Suite 190, Westborough, MA 01581
--------------------------------------------------------------------------------
                    (Address of principal executive offices)

                MangoSoft, Inc. 1999 Incentive Compensation Plan
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                            (Full title of the plan)

      Robert E. Parsons, MangoSoft, Inc., 1500 West Park Drive, Suite 190,
                      Westborough, MA 01581 (508)871-7397)
--------------------------------------------------------------------------------
            (Name, address and telephone number of agent for service)

                          Copies of communications to:
                             Arnold J. Levine, Esq.
                               Proskauer Rose LLP
                                  1585 Broadway
                               New York, NY 10036
                                 (212) 969-3000

                         CALCULATION OF REGISTRATION FEE

-------------------------------------------------------------------------------------------------
                                                 Proposed        Proposed maximum      Amount of
  Title of securities    Number of Shares    maximum offering   aggregate offering   registration
   to be registered      to be registered   price per unit (1)       price (1)          fee (1)
-------------------------------------------------------------------------------------------------
Common Stock, par
value $.001 per share       8,000,000             $5.00            $ 40,000,000       $ 10,560.00
-------------------------------------------------------------------------------------------------

(1) Registration fees were calculated in accordance with Rule 457(c) under the Securities Act. Calculation based on the average of the bid and asked prices of the common stock on the OTC Bulletin Board on October 30, 2000.

         THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE IMMEDIATELY UPON FILING AS PROVIDED IN RULE 462 UNDER THE SECURITIES ACT OF 1933.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         MangoSoft, Inc., a Nevada corporation (the "Registrant"), hereby incorporates by reference into this Registration Statement the following documents filed by it with the Commission (Commission File No. 33-93994):

         (a) the Registrant's Annual Report on Form 10-KSB/A for the fiscal year ended December 31, 1999, dated September 27, 2000;

         (b) the Registrant's Quarterly Report on Form 10-QSB for the three months ended March 31, 2000, dated May 15, 2000;

         (c) the Registrant's Quarterly Report on Form 10-QSB for the six months ended June 30, 2000, dated August 11, 2000;

         (d) the Registrant's Quarterly Report on Form 10-QSB for the nine months ended September 30, 2000, dated November 14, 2000;

         (e)  the Registrant's Current Report on Form 8-K, dated January 20,
              2000;

         (f) Amendment No. 1 to the Registrant's Current Report on Form 8-K/A, dated January 28, 2000;

         (g) Amendment No. 2 to the Registrant's Current Report on Form 8-K/A, dated August 31, 2000; and

         (h) the description of the Registrant's common stock, $.001 par value (the "Common Stock"), contained in the Registrant's Form 10-SB, dated June 9, 2000.

         In addition, all documents subsequently filed by the Registrant pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold, or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in and made a part of this Registration Statement from the date of filing such documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not required for the Common Stock, which is registered under Section 12 of the Exchange Act.

ITEM 5.  INTEREST OF NAMED EXPERTS AND COUNSEL.

         Not applicable.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Reference is made to Section 78.7502 of the General Corporation Law of Nevada, the Registrant's jurisdiction of incorporation, which provides for indemnification of directors and officers under certain circumstances.

         The Registrant's Articles of Incorporation contain provisions that limit the liability of directors and officers under certain circumstances. As permitted by the Nevada General Corporation Law, directors and officers will not be liable to the Registrant for monetary damages arising from a breach of their fiduciary duty as directors and officers. Such limitation does not affect liability for any breach of the duty of a director or officer to the Registrant or its stockholders that involves (i) intentional misconduct, fraud or a knowing violation of law or (ii) the payment of dividends in violation of Nevada Revised Statutes 78.300.

         The Registrant has policies insuring its officers and directors against certain civil liabilities, including liabilities under the Securities Act of 1933.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.

ITEM 8.  EXHIBITS.

         The index to exhibits appears on the page immediately following the signature pages of this Registration Statement.

ITEM 9.  UNDERTAKINGS.

         (a) The Registrant hereby undertakes:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

             (i) to include any prospectus required by Section 10(a)(3) of the Securities Act of 1933, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

             (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement, unless the information required to be included in such post-effective amendment is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act and incorporated herein by reference;

             (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (4) That, for the purpose of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (5) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6 above, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westborough, State of Massachusetts, as of October 27, 2000.

                                       MANGOSOFT, INC.

                                       By: /s/ Dale Vincent
                                           -------------------------------------
                                           Dale Vincent
                                           President and Chief Executive Officer


                                POWER OF ATTORNEY

         Each person whose signature appears below hereby constitutes Dale Vincent, his true and lawful attorney-in-fact with full power to execute in the name of each such person, in the capacities stated below, and to file, such one or more amendments to this Registration Statement as the Registrant deems appropriate, and generally to do all such things in the name and on behalf of such person, in the capacities stated below, to enable the Registrant to comply with the provisions of the Securities Act of 1933, as amended, and all requirements of the Securities and Exchange Commission thereunder, and hereby ratifies and confirms the signature of such person as it may be signed by such attorney-in-fact to any and all amendments to this Registration Statement.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed as of October 27, 2000 by the following persons in the capacities indicated:

SIGNATURE                     TITLE
---------                     -----

/s/ Dale Vincent              President and Chief Executive Officer (Principal
------------------------      executive officer)
Dale Vincent

/s/ Craig D. Goldman          Director
------------------------
Craig D. Goldman

/s/ Dr. Ira Goldstein         Director
------------------------
Dr. Ira Goldstein

/s/ Robert E. Parsons         Chief Financial Officer (Principal financial
------------------------      officer and principal accounting officer)
Robert E. Parsons

/s/ Paul C. O'Brien           Director
------------------------
Paul C. O'Brien

                              Director
------------------------
Selig Zises

/s/ Dr. Nick Tredennick       Director
------------------------
Dr. Nick Tredennick

/s/ Joseph Robinson           Director
------------------------
Joseph Robinson

                                  EXHIBIT INDEX

Exhibit No.

     5             Opinion of Earl Monsey, Esq.

     23(a)         Consent of Earl Monsey, Esq. (included in Exhibit 5)

     23(b)         Consent of Deloitte & Touche LLP

     24 Power of Attorney (included in the signature page of this Registration Statement)

     99 MangoSoft, Inc. 1999 Incentive Compensation Plan, as amended and restated

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